Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR EVIDENCE REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

€450,000	February 18, 2016

FOR VALUE RECEIVED, the undersigned, Carmine T. and Georgeann Oliva (collectively, the “Maker”), hereby promise to pay to EMRISE CORPORATION, a Delaware corporation (the “Holder”), under that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 18, 2016, by and among Maker, Holder and CXR Anderson Jacobson S.A.S. (the “Company”), the principal sum of FOUR HUNDRED AND FIFTY THOUSAND EUROS (€450,000), together with interest thereon at the rate hereafter specified.   Capitalized words used herein and not otherwise defined shall have the meanings assigned to such words as set forth in the Purchase Agreement.

All cash payments made under or pursuant to this promissory note (this “Note”) shall be made in U.S. Dollars in immediately available funds to the Holder at the address of the Holder set forth in Section 8.02 of the Purchase Agreement, or at such other place as the Holder may designate from time to time in writing to the Maker, or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A, using the exchange rate to convert EUR into Dollars quoted by the Wall Street Journal at 12:00 p.m., Eastern Standard Time, two (2) Business Days prior to the applicable Payment Date (as defined below).

ARTICLE I

Section 1.1            Payment of Principal.

(a)           Maturity; Payment Obligations Absolute.  The outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on February 24, 2017 (such date, or any earlier date on which the principal amount of this Note becomes payable in accordance with the terms hereof, by acceleration or otherwise, the “Maturity Date”), except to the extent that this Note shall have been prepaid prior thereto as provided herein.  No provision of this Note shall alter or impair the obligations of the Maker, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, times and rate, and in the currency, herein prescribed.

(b)           Payment of Principal.  The principal amount of this Note shall be paid in cash (or by wire transfer) in twelve (12) equal, consecutive monthly payments, subject to adjustment as provided in Section 2.1 hereto.  Payments shall be made on the last Friday of each calendar month (each a “Payment Date”), commencing on March 25, 2016.  Holder acknowledges and agrees that payments made pursuant to this Note may be made by the Company on behalf of the Maker.

Section 1.2            Payment of Interest.

(a)           Except as otherwise provided herein, the outstanding principal amount of this Note shall bear interest at the Interest Rate (as defined below) from the date hereof until the date on which the Note is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise; provided, that interest upon the outstanding principal balance of this Note shall accrue at the Default Interest Rate (as defined below), (i) from and after the Maturity Date, if any amount remains outstanding under this Note, (ii) from the date an Event of Default (as defined below) has occurred and for so long as such Event of Default shall continue and (iii) from the applicable Payment Date, if any payment required hereunder is not made by the Maker on the applicable Payment Date, and continuing for so long as such payment remains outstanding.  Interest shall be payable on each Payment Date, along with each monthly principal payment, commencing on March 25, 2016.  All computations of interest shall be made on the basis of a year of 365 days, as the case may be, and the actual number of days elapsed.

(b)           As used herein, the term “Interest Rate” means the sum of (i) Fed (U.S.) Prime Rate as set forth in the Wall Street Journal plus (ii) 1.0%.

(c)           As used herein, the term “Default Interest Rate” means the sum of (i) the Interest Rate plus (ii) 5.0%; provided, that in no event shall the Default Interest Rate exceed the maximum rate permitted by law.

Section 1.3            Business Day Convention.  Should any payment under this Note become due and payable on a day other than a Business Day, the date by which such payment shall be required to be made shall be extended to the next succeeding Business Day and, in the case of any payment of principal, interest shall be payable thereon at the rate of interest provided for herein during such extension, but such payment shall not be considered overdue during any such extension.

ARTICLE II

ADJUSTMENTS TO PRINCIPAL; PREPAYMENT

Section 2.1            Set-Off Right.

(a)           In the event Maker does not receive any payment owed to it under Section 2.03(b) of the Purchase Agreement within such time period set forth therein, Maker shall have the right to set off the aggregate amount of such payment against this Note.

(b)           If there is a claim for indemnification by the Maker under Article VII of the Purchase Agreement, that is conclusively determined to be payable by Holder to Maker in accordance with Section 7.05 of the Purchase Agreement, the Maker, at its option, may set off up to 150,000 EUR of the aggregate principal amount of this Note by the amount of the Loss conclusively determined to be payable by Holder thereunder; provided, that in the event of any Real Estate Losses that are conclusively determined to be payable by Holder to Maker in accordance with Section 7.05(d) of the Purchase Agreement, the Maker, at its option, may set off up to an additional 50,000 EUR of the aggregate principal amount of this Note.  Such set-off may be effected from time to time upon each claim for indemnification conclusively determined to be payable by Holder to Maker in accordance with Section 7.05 of the Purchase Agreement, up to a maximum amount of 150,000 EUR.

(c)           Any amount properly set-off by Maker in accordance with this Section 2.1 shall, upon written notice of the set-off by the Maker to Holder, be deemed to be a payment made to Holder hereunder, and any such set-off shall be applied first against any interest accrued but unpaid hereunder up to the date of set-off and if there remains a set-off amount to be applied, against the principal amount.  Interest shall accrue on the remaining principal balance after giving effect to any set-off.

Section 2.2            Prepayment.  Upon five (5) Business Days prior written notice to Holder, Maker may, without penalty and at any time, prepay in cash (or by wire transfer) all or any portion of the outstanding principal amount of this Note, together with all interest that has accrued thereon as of the date of prepayment at the Interest Rate.

ARTICLE III

EVENTS OF DEFAULT; REMEDIES

Section 3.1            Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           the Maker fails to pay in full the principal amount of this Note, plus all accrued and unpaid interest on the Maturity Date; or

(b)           the Maker fails to make a payment in accordance with the terms of this Note within five (5) calendar days of any Payment Date; provided, that in the event of the first instance of a late payment, the Maker shall have the right to cure its default within two (2) Business Days of receipt of written notice from the Holder of the Maker’s default; or

(c)           the Maker (i) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) files a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesces in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issues a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) takes any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(d)           a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 3.2            Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE IV

MISCELLANEOUS

Section 4.1            Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be made in accordance with Section 8.02 of the Purchase Agreement.

Section 4.2            Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving any effect to principles of conflicts of laws.

Section 4.3            Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4            Remedies.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity, and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy.

Section 4.5            Enforcement Expenses.  The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable and documented attorneys’ fees and expenses.

Section 4.6            Binding Effect.  The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and permitted assigns of each such party.

Section 4.7            Amendments/Assignments.  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.  The Maker may not assign this Note to a third party without the prior written consent of the Holder.  For the avoidance of doubt, any assignee of the Holder shall be bound by the terms of this Note, including (without limitation) those rights and obligations set forth in Section 2.1 of this Note.

Section 4.8            Consent to Jurisdiction.  Each of the Maker and the Holder hereby irrevocably submits to the exclusive jurisdiction in the Court of Chancery of the State of Delaware and any reviewing appellate court thereof over any dispute arising out of or relating to this Note or any of the transactions contemplated hereby.

Section 4.9            Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.10            Maker Waivers.  Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

Section 4.11            Entire Agreement; Severability.  This Note and the Purchase Agreement contain the entire agreement among the parties thereto relating to the subject matter hereof and thereof.  The invalidity or partial invalidity of any portion of this Note shall not render the remaining provisions invalid or unenforceable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered as of the day and year first written above.

/s/ Carmine T. Oliva
Carmine T. Oliva

/s/ Georgeann Oliva
Georgeann Oliva

EXHIBIT A

WIRE INSTRUCTIONS

Holder:

Bank:

Address:

Bank No.:

Account No.:

Account Name: